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                                                                   EXHIBIT 23.10


                   CONSENT OF J.P. MORGAN & CO. INCORPORATED


    We hereby consent to the use of our opinion to the Board of Directors of Triton Energy Corporation, dated February 14, 1996, which is included as an Exhibit to this Registration Statement and all references to our firm and such opinion included in such Proxy Statement/Prospectus forming a part of this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                          J.P. MORGAN & CO. INCORPORATED


                                          By: /s/ Adrian W. Doherty, Jr.



                                          Its: Managing Director


New York, New York

February 14, 1996